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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights," "Independent Registered Public Accounting Firm," "Portfolio Holdings Disclosure Policy" and "Financial Statements," and to the use of our report dated January 28, 2005 on the 2004 financial statements of the State Farm Equity Fund, State Farm Small Cap Equity Fund, State Farm International Equity Fund, State Farm S&P 500 Index Fund, State Farm Small Cap Index Fund, State Farm International Index Fund, State Farm Equity and Bond Fund, State Farm Bond Fund, State Farm Tax Advantaged Bond Fund, State Farm Money Market Fund, State Farm LifePath Income Fund, State Farm LifePath 2010 Fund, State Farm LifePath 2020 Fund, State Farm LifePath 2030 Fund and State Farm LifePath 2040 Fund, each a series of State Farm Mutual Fund Trust, and its incorporation by reference in the Registration Statement (Form N-1A) and the related Prospectuses and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-42004) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10027).

/s/ ERNST & YOUNG LLP


Chicago, Illinois
April 28, 2005